Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-205129) and on Form S-8 (Nos. 333-194638, 333-194637, 333-180323, 333-165839, and 333-154416) of AerCap Holdings N.V. of our report dated March 9, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Amsterdam, March 9, 2018

PricewaterhouseCoopers Accountants N.V.

/s/W.J. van der Molen RA